Exhibit 99.1

Newtek Business Services Corp. Reports Full Year 2017 Financial Results

NAV per Share at December 31, 2017 Increased 5.5% Year Over Year

Lake Success, N.Y. - March 5, 2018 - Newtek Business Services Corp. (“Newtek” or the “Company”) (Nasdaq: NEWT), an internally managed business development company (“BDC”), announced today its financial and operating results for the twelve months ended December 31, 2017.

Full Year 2017 Financial Highlights

•	Net asset value (“NAV”) of $278.3 million, or $15.08 per share, at December 31, 2017; an increase of 5.5% over NAV of $14.30 per share at December 31, 2016.

•
Net investment loss of $(7.9) million, or $(0.45) per share, for the twelve months ended December 31, 2017, an improvement of 29.7% on a per share basis, over a net investment loss of $(9.3) million, or $(0.64) per share, for the twelve months ended December 31, 2016.

•
Adjusted net investment income (“ANII”)[1] of $30.8 million, or $1.77 per share, for the twelve months ended December 31, 2017; an increase of 10.6% on a per share basis compared to ANII of $23.2 million, or $1.60 per share, for the twelve months ended December 31, 2016.

•	Debt-to-equity ratio of 78.0% at December 31, 2017.

•	Total investment portfolio increased by 32.3% to $456.7 million at December 31, 2017, from $345.2 million at December 31, 2016.

•
Total investment income of $38.9 million for the twelve months ended December 31, 2017; an increase of 25.7% over total investment income of $31.0 million for the twelve months ended December 31, 2016.

•	Newtek closed on its eighth and largest small business loan securitization, with the sale of $75.4 million of Unguaranteed SBA 7(a) Loan-Backed Notes, Series 2017-1.
SBA Loan Highlights

•
Newtek Small Business Finance, LLC (“NSBF”) funded $385.9 million of SBA 7(a) loans during the twelve months ended December 31, 2017; an increase of 24.8% compared to $309.1 million of SBA 7(a) loans funded for the twelve months ended December 31, 2016.

•
NSBF forecasts full year 2018 SBA 7(a) loan fundings of between $465 million and $485 million, which would represent an approximate 23% increase, at the midpoint of the range, over SBA 7(a) loan fundings for the twelve months ended December 31, 2017.

•	Newtek Business Credit Solutions (“NBC”), a controlled portfolio company, closed $21.8 million and funded $18.0 million of SBA 504 loans for the twelve months ended December 31, 2017.

•	NBC forecasts full year 2018 SBA 504 loan closings of between $75 million and $100 million.

Exhibit 99.1

2017 Dividend Payments & 2018 Dividend Payments and Forecast

•	The Company paid cash dividends totaling $1.64 per share during 2017, an increase of 7.2% over 2016 cash dividends of $1.53 per share.

•	The Company forecasts paying an annual cash dividend of $1.70[2] per share in 2018, a 3.7% increase over the 2017 cash dividend of $1.64 per share.

•	January 18, 2018: Newtek’s Board of Directors declared a first quarter 2018 cash dividend of $0.40 per share, payable on March 30, 2018 to shareholders of record as of March 20, 2018.

First Quarter 2018 Note Offering

•	In February 2018, the Company closed an underwritten public offering of $57.5 million in aggregate principal amount of its 6.25% Notes Due 2023.

•	The Company and the unsecured Notes have been assigned a rating of “A-” from Egan-Jones Ratings Co. and trade on the Nasdaq Global Market under the trading symbol “NEWTI.”

Barry Sloane, Chairman, President and Chief Executive Officer said, “November 12, 2017 was the third anniversary of our conversion to a BDC. Since the conversion, we have solidified our position in the market with our unique and differentiated business model and structure as an internally managed BDC, which we believe has lent us a competitive advantage among our industry peers and provided an investment opportunity to investors in the BDC and business solutions spaces. We have been able to deliver what we believe are attractive returns to our shareholders, including reinvested dividends, over the past one-year, three-year and five-year periods, of 27.5%, 102.2% and 220.9%, respectively3. In addition, we have steadily increased our NAV, from $14.06 at December 31, 2015 to $15.08 at December 31, 2017.”

Mr. Sloane continued, “We are pleased to highlight that approximately 33.6% of our 2017 quarterly cash dividends qualified for preferential tax treatment. This is a direct function of our business model where, historically, certain of our controlled portfolio companies have provided a reoccurring stream of income which is taxed before being paid to the Company. Furthermore, for the past three years as a BDC, our annual dividend payout has exceeded our initial annual dividend forecast. Currently we are forecasting paying an annual cash dividend of $1.70 per share in 2018, which would represent a 3.7% increase over the 2017 annual dividend of $1.64 per share.”

Mr. Sloane concluded, “We ended 2017 with a debt-to-equity ratio of 78%, and intend to continue to focus on delivering strong financial results without the use of excessive leverage or investments in risky debt instruments frequently utilized across the BDC sector. We look forward to discussing our financial results in greater detail and our outlook for 2018 during our conference call tomorrow morning, March 6, 2018, at 8:30 a.m. ET as well as during our presentation at the Raymond James Institutional Investor Conference on March 7, 2018 at 11:35 a.m. ET.”

Investor Conference Call and Webcast

A conference call to discuss fourth quarter and full year 2017 results will be hosted by Barry Sloane, President, Chairman and Chief Executive Officer, and Jennifer Eddelson, Executive Vice President and Chief Accounting Officer, tomorrow, Tuesday, March 6, 2018 at 8:30 a.m. ET. The live conference call can be accessed by dialing (877) 303-6993 or (760) 666-3611.
In addition, a live audio webcast of the call with the corresponding presentation will be available in the ‘Events & Presentations’ section of the Investor Relations portion of Newtek’s website at http://investor.newtekbusinessservices.com/events-and-presentations. A replay of the webcast with the corresponding presentation will be available on Newtek’s website shortly following the live presentation and will remain available for 90 days following the live presentation.
1Use of Non-GAAP Financial Measures - Newtek Business Services Corp. and Subsidiaries

Exhibit 99.1

In evaluating its business, Newtek considers and uses ANII as a measure of its operating performance. ANII includes short-term capital gains from the sale of the guaranteed portions of SBA 7(a) loans, and beginning in 2016, capital gain distributions from controlled portfolio companies, which are reoccurring events. The Company defines ANII as Net investment income (loss) plus Net realized gains recognized from the sale of guaranteed portions of SBA 7(a) loan investments, less realized losses on non-affiliate investments, plus or minus loss on lease adjustment, plus the net realized gains on controlled investments, plus or minus the change in fair value of contingent consideration liabilities, plus stock-based compensation expense (added back in third quarter of 2016 only and is not included prospectively as it is anticipated to be a reoccurring expense).
The term ANII is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP.  ANII has limitations as an analytical tool and, when assessing the Company’s operating performance, investors should not consider ANII in isolation, or as a substitute for net investment income, or other consolidated income statement data prepared in accordance with U.S. GAAP.  Among other things, ANII does not reflect the Company’s actual cash expenditures.  Other companies may calculate similar measures differently than Newtek, limiting their usefulness as comparative tools.  The Company compensates for these limitations by relying primarily on its GAAP results supplemented by ANII.

2Note Regarding Dividend Payments

Amount and timing of dividends, if any, remain subject to the discretion of the Company’s Board of Directors. The Company's Board of Directors expects to maintain a dividend policy with the objective of making quarterly distributions in an amount that approximates 90 - 100% of the Company's annual taxable income. The determination of the tax attributes of the Company's distributions is made annually as of the end of the Company's fiscal year based upon its taxable income for the full year and distributions paid for the full year.

3Newtek’s Historical Stock Returns
Total returns as per Bloomberg, including reinvested dividends. Newtek converted to a BDC in November 2014, and therefore the 5-year total return includes pre-BDC returns. Historical performance is not indicative of future performance.

About Newtek Business Services Corp.

Newtek Business Services Corp., Your Business Solutions Company®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB accounts across all 50 states to help them grow their sales, control their expenses and reduce their risk.

Newtek’s and its portfolio companies’ products and services include: Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, The Newtek Advantage, Insurance Solutions, Web Services, and Payroll and Benefits Solutions.

Note Regarding Forward Looking Statements
This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” “forecasts,” “goal” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and

Exhibit 99.1

uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/. Newtek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.
SOURCE: Newtek Business Services Corp.

Investor Relations & Public Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@newtekone.com

Exhibit 99.1

NEWTEK BUSINESS SERVICES CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(In Thousands, except for Per Share Data)
	December 31,
	2017	2016
ASSETS
Investments, at fair value
SBA unguaranteed non-affiliate investments (cost of $287,690 and $219,784, respectively; includes $265,174 and $197,927, respectively, related to securitization trusts)	$278,034	$211,471
SBA guaranteed non-affiliate investments (cost of $22,841 and $10,262, respectively)	25,490	11,512
Controlled investments (cost of $59,898 and $41,001, respectively)	153,156	121,302
Non-control/non-affiliate investments (cost of $0 and $904, respectively)	—	904
Investments in money market funds (cost of $9 and $35, respectively)	9	35
Total investments at fair value	456,689	345,224
Cash	2,464	2,051
Restricted cash	18,074	20,845
Broker receivable	8,539	2,402
Due from related parties	2,255	3,748
Servicing assets, at fair value	19,359	16,246
Credits in lieu of cash, at fair value	—	—
Other assets	12,231	10,934
Total assets	$519,611	$401,450
LIABILITIES AND NET ASSETS
Liabilities:
Bank notes payable	$—	$5,100
Notes due 2022	7,936	7,853
Notes due 2021	39,114	38,767
Notes payable - Securitization trusts	162,201	118,122
Notes payable - related parties	7,001	1,400
Due to related parties	—	1,227
Deferred tax liabilities	8,164	5,983
Accounts payable, accrued expenses and other liabilities	16,866	13,904
Total liabilities	241,282	192,356
Commitments and contingencies
Net assets:
Preferred stock (par value $0.02 per share; authorized 1,000 shares, no shares issued and outstanding)	—	—
Common stock (par value $0.02 per share; authorized 200,000 shares, 18,457 and 14,624 issued and outstanding, respectively	369	293
Additional paid-in capital	247,363	188,472
Undistributed net investment income	14,792	8,092
Net unrealized appreciation, net of deferred taxes	20,448	13,008
Net realized losses	(4,643)	(771)
Total net assets	278,329	209,094
Total liabilities and net assets	$519,611	$401,450
Net asset value per common share	$15.08	$14.30

Exhibit 99.1

NEWTEK BUSINESS SERVICES CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except for Per Share Data)
	Year ended December 31, 2017	Year ended December 31, 2016	Year ended December 31, 2015
Investment income
From non-affiliate investments:
Interest income	$18,018	$11,158	$8,924
Servicing income	7,206	6,160	4,611
Other income	3,236	2,714	1,929
Total investment income from non-affiliate investments	28,460	20,032	15,464
From controlled investments:
Interest income	653	360	277
Dividend income	9,747	10,573	10,218
Other income	54	—	111
Total investment income from controlled investments	10,454	10,933	10,606
Total investment income	38,914	30,965	26,070
Expenses:
Salaries and benefits	19,292	15,234	12,753
Interest	11,397	8,440	6,479
Depreciation and amortization	402	296	326
Professional fees	3,009	3,274	3,053
Origination and servicing	5,871	6,046	4,331
Change in fair value of contingent consideration liabilities	(455)	—	—
Other general and administrative costs	7,279	6,935	5,313
Total expenses	46,795	40,225	32,255
Net investment loss	(7,881)	(9,260)	(6,185)
Net realized and unrealized gains (losses):
Net realized gain on non-affiliate investments	39,617	31,512	28,386
Net realized (loss) gain on controlled investments	(200)	108	5,473
Net unrealized appreciation (depreciation) on SBA guaranteed non-affiliate investments	1,398	1,035	(3,215)
Net unrealized (depreciation) appreciation on SBA unguaranteed non-affiliate investments	(1,342)	18	1,183
Net unrealized appreciation on controlled investments	12,957	11,337	12,250
Change in deferred taxes	(2,179)	(5,128)	(857)
Net unrealized depreciation on non-control/non-affiliate investments	—	(43)	(24)
Net unrealized depreciation on servicing assets	(3,394)	(2,269)	(1,268)
Net unrealized depreciation on credits in lieu of cash and notes payable in credits in lieu of cash	—	(5)	(7)
Net realized and unrealized gains	46,857	36,565	41,921
Net increase in net assets resulting from operations	38,976	$27,305	35,736
Net increase in net assets resulting from operations per share	$2.25	$1.88	$3.32
Net investment loss per share	$(0.45)	$(0.64)	$(0.57)
Dividends and distributions declared per common share	$1.64	$1.53	$4.45
Weighted average number of shares outstanding	17,327	14,541	10,770

Exhibit 99.1

NEWTEK BUSINESS SERVICES CORP. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES-
ADJUSTED NET INVESTMENT INCOME RECONCILIATION:

(in thousands, except per share amounts)	Year ended December 31, 2017	Per share	Year ended December 31, 2016	Per share
Net investment loss	$(7,881)	$(0.45)	$(9,260)	$(0.64)
Net realized gain on non-affiliate debt investments	39,617	2.29	31,512	2.17
Net realized (loss) gain on controlled investments	(200)	(0.01)	108	0.01
Loss on lease	(326)	(0.02)	604	0.04
Stock-based compensation	—	—	226	0.02
Change in fair value of contingent consideration liabilities	(455)	(0.03)	—	—
Adjusted Net investment income	$30,755	$1.77	$23,190	$1.60

Note: Per share amounts may not foot due to rounding